EX-99.23(d)19)

AMENDMENT

TO

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

JACKSON NATIONAL ASSET MANAGEMENT, LLC

AND

MELLON CAPITAL MANAGEMENT CORPORATION

This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation and registered investment adviser ("Sub-Adviser").

WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004 (“Agreement”), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the JNL Variable Fund LLC and JNLNY Variable Fund I LLC (the "Funds");

WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses;

WHEREAS, in order to reflect the addition of two new funds;

WHEREAS, to reflect the merger of two funds of JNLNY Variable Fund I LLC into one fund of the JNL Variable Fund LLC; and

WHEREAS, to reflect the addition of a breakpoint to the sub-advisory fee schedule.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2006, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2006, attached hereto.

The parties hereto agree that unless specifically changed pursuant to this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of May, 2006.

JACKSON NATIONAL ASSET	MELLON CAPITAL MANAGEMENT
MANAGEMENT, LLC	CORPORATION

By:	By:
Name:	Andrew B. Hopping	Name:
Title:	President	Title:

SCHEDULE A

Dated: May 1, 2006

(Funds)

JNL VARIABLE FUND LLC

JNL/Mellon Capital Management DowSM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management 25 Fund

JNL/Mellon Capital Management Select Small-Cap Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund

JNL/Mellon Capital Management VIP Fund

JNL/Mellon Capital Management JNL 5 Fund

JNL/Mellon Capital Management JNL Optimized 5 Fund

JNL/Mellon Capital Management Communications Sector Fund

JNL/Mellon Capital Management Consumer Brands Sector Fund

JNL/Mellon Capital Management Financial Sector Fund

JNL/Mellon Capital Management Healthcare Sector Fund

JNL/Mellon Capital Management Oil & Gas Sector Fund

JNL/Mellon Capital Management Technology Sector Fund

JNLNY VARIABLE FUND I LLC

JNL/Mellon Capital Management DowSM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund

SCHEDULE B

Dated: May 1, 2006

(Compensation)

JNL VARIABLE FUND LLC

JNL/Mellon Capital Management DowSM 10 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P® 10 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Global 15 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management 25 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Select Small Cap Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Nasdaq® 15 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management DowSM Dividend Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Value Line® 25 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P® 24 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management VIP Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management JNL 5 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management JNL Optimized 5 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Communications Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Consumer Brands Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Financial Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Healthcare Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Oil & Gas Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Technology Sector Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNLNY VARIABLE FUND I LLC

JNL/Mellon Capital Management DowSM 10 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P® 10 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Global 15 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Nasdaq® 15 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Value Line® 25 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management DowSM Dividend Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P® 24 Fund

Assets	Annual Rate
First $50 million	0.12%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%